Exhibit No. 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements of United Retail Group, Inc. on Form S-8 (File Nos. 333-66070, 333-44868, 333-107909, 333-107908, 333-47407, 333-64643, 33-67288 and 33-48500), of our report dated April 7, 2006 relating to the audit of the consolidated financial statements of United Retail Group, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended January 28, 2006.

Eisner LLP

New York, New York
April 27, 2006